AMENDMENT NO. 1 TO OPTION AGREEMENT

This AMENDMENT NO. 1 TO OPTION AGREEMENT (this “Amendment”) is entered into and effective as of August 29, 2014, by and between NEC Corporation, a Japanese corporation with its principal place of business at 7-1, Shiba 5-chome, Minato-ku, Tokyo 108-8001, Japan (“NEC Corporation”), and KEMET Electronics Corporation, a Delaware corporation with its principal place of business at 2835 Kemet Way, Simpsonville, South Carolina 29681 (“Purchaser”). NEC Corporation and Purchaser may hereafter be referred to collectively as the “Parties,” or individually as a “Party.”
RECITALS:

WHEREAS, the Parties entered into a Stock Purchase Agreement, dated as of March 12, 2012 (the “Stock Purchase Agreement”), as amended by Amendment No. 1 thereto dated as of December 12, 2012, by and among NEC Corporation, Purchaser and NEC TOKIN Corporation, a Japanese corporation with its principal place of business at 7-1, Kohriyama 6-chome, Taihaku-ku, Sendai-shi, Miyagi 982-8510, Japan (the “Company”); and
WHEREAS, the Parties entered into an Option Agreement dated as of March 12, 2012 (the “Option Agreement”); and
WHEREAS, the Parties hereto desire to amend the Option Agreement as set forth herein.
AGREEMENT:

In consideration of the mutual promises, covenants and conditions hereinafter set forth, the Parties mutually agree as follows:
1.     “Section 1. Definitions” of the Option Agreement is hereby amended as follows:
Section 1 of the Option Agreement is hereby amended to include the following definition:
“KEMET Existing Bonds” means the currently outstanding 10.5% Senior Notes due May 1, 2018, issued by KEMET Corporation.
“KEMET Refinancing Bonds” means the new bonds or senior notes to be issued by KEMET Corporation after the date hereof principally to refinance the amounts currently outstanding under the KEMET Existing Bonds and its currently outstanding credit agreement, in an amount necessary to repay in full the KEMET Existing Bonds and other outstanding indebtedness of KEMET Corporation under the credit agreement, pay related fees and expenses of the offering of the KEMET Refinancing Bonds and to use any remaining net proceeds for general corporate purposes.”
2.    “Section 2. Call Options; Put Options” of the Option Agreement is hereby amended as follows:
(a)    Section 2.1(b) is hereby amended by deleting the first sentence in its entirety, by deleting the words, “Notwithstanding the foregoing” in the second sentence, by capitalizing the initial “at” in the second sentence, and by replacing the date “August 31, 2014” in the second sentence with the date “April 30, 2015.”
(b)    Section 2.2(a) is hereby amended by replacing the date “August 31, 2014” in the first sentence with the date “April 30, 2015.”
(c)    Section 2.2(c) is hereby amended by replacing the date “August 1, 2014” with the date “April 1, 2015” and “August 31, 2014” with the date “April 30, 2015.”

(d)    Section 2.2(e)(ii)(A) is hereby amended by replacing the date “August 31, 2014” with the date “April 30, 2015.”
(e)    Section 2.3(a) is hereby amended by replacing the date “August 1, 2014,” in the first and second sentences with the date “April 1, 2015”. In addition, if the KEMET Refinancing Bonds are issued, and NEC Corporation has not previously delivered the Put Option Notice to the Purchaser, Section 2.3(a) shall be deemed amended by replacing the paragraph in its entirety with the following: “NEC Corporation shall have the right during the period beginning on the day immediately following the day of the final scheduled maturity date of the KEMET Refinancing Bonds, or in the event the KEMET Refinancing Bonds are redeemed in full prior to the final scheduled maturity date, then on the day immediately following the date of such redemption in full of the KEMET Refinancing Bonds, but in any event beginning no later than November 1, 2019, and continuing to October 31, 2023, to deliver a written demand (the “Put Option Notice”) to the Company and Purchaser that requires Purchaser to purchase all of the Shares then held by NEC Corporation and NECAP and specifies the Put Option Closing Date (the “Put Option”) .”
(f)    If the KEMET Refinancing Bonds are issued, and NEC Corporation has not previously delivered the Put Option Notice to the Purchaser, Section 2.3(e)(ii)(B) shall be deemed amended by deleting it in its entirety.
(g)    Section 2.5 is hereby amended by replacing the date “September 1, 2014” with the date “May 1, 2015.” The Parties also hereby agree that the immediately preceding sentence of the Option Agreement, as amended by this Amendment, shall supersede Section 3.3 of the Stockholders’ Agreement with respect to the first date that NEC Corporation may convert the shares of Preferred Stock, and the date in the second sentence of Section 3.3 of the Stockholders’ Agreement is hereby amended by replacing the date “September 1, 2014” with the date “May 1, 2015.”
3.    Section 7. 1 is hereby amended by replacing “15 month anniversary” with “7 month anniversary” in the first sentence and adding “but the ending date shall be no later than April 30, 2016” after “First Call Option Closing Date” in the second place it occurs.

4.    Purchaser shall take actions under the Transaction Documents to cause and permit the Company to repay on April 30, 2015, solely out of the Company’s then-available cash, to NEC Corporation at least 2 billion Japanese Yen of the outstanding amount of NEC Debt Obligation; provided, that for the avoidance of doubt, in no event shall Purchaser or any of its Affiliates (other than the Company) be required to use, expend or advance any funds to the Company in connection with such repayment .

5.    Miscellaneous.

5.1    Governing Law. This Amendment shall be governed in all respects by the laws of Japan without regards to the principles of conflicts of laws thereof.
5.2    No Other Amendment or Waiver. Except as expressly set forth herein, all of the terms and provisions of the Option Agreement shall remain in full force and effect and the Parties hereto make no other amendment, alteration or modification of the Option Agreement nor do they, nor does any of them, by executing this Amendment, waive any provision of the Option Agreement or any right that they or it may have thereunder or waive any provision of any other agreement between the Parties, or waive any other rights they or it may have under such other agreements.
5.3    Defined Terms. Capitalized terms used but not defined herein shall have the meanings set forth in the Option Agreement.
5.4    Counterparts. This Amendment may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party; provided that a facsimile signature or portable document format (pdf.) or equivalent signature attached to an e-mail shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf. or equivalent signature.

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IN WITNESS WHEREOF, each of NEC Corporation and Purchaser has executed this Agreement as of the day first above written.

NEC CORPORATION

By: /s/ TAKAYUKI MORITA
Name: Takayuki Morita
Title: Executive Vice President

Address for Notice: 7-1, Shiba 5-chome, Minato-ku, Tokyo 108-8001, Japan
E-mail: y-matsumoto@dv.jp.nec.com
Attn: General Manager, Affiliated Company Division
NEC Corporation

KEMET ELECTRONICS CORPORATION

By: /s/ PER-OLOF LOOF
Name: Per-Olof Loof
Title: Chief Executive Officer

Address for Notice: 101 NE 3rd Ave., Ste. 1700
Fort Lauderdale, FL 33301 USA

E-mail: jamieassaf@kemet.com
Attn: Senior Vice President and General Counsel